Exhibit 23.1

July 21, 2010

We hereby consent to the inclusion of our Independent Auditors’ Report on the financial statements of KaChing KaChing, Inc. for the year ended December 31, 2009, in KaChing KaChing, Inc.’s Form S-1 Registration Statement dated July 21, 2010.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Beckstead and Watts, LLP
Beckstead and Watts, LLP
Henderson, Nevada